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                                                                 EXHIBIT 10.79

                                    GUARANTY

         To induce ComTel Metals, Inc. ("ComTel") to enter into that certain Agreement for Purchase and Sale of Assets with DMX Integration, Inc. ("DMX") dated June __, 1995, (the "Asset Purchase Agreement") and for other good and valuable consideration, the receipt and sufficiency for which is hereby acknowledged, Datamax Corporation ("Datamax") hereby unconditionally guarantees to ComTel the prompt payment and performance according to their terms of all of DMX's Obligations (as herein defined) to ComTel, and does agree that if the Obligations, or any of them, are not so paid or performed to ComTel, Datamax will immediately do so. All capitalized terms not defined herein shall have the meanings assigned to them in the Asset Purchase Agreement.

         The term "Obligations" as used herein means all(i) obligations of DMX to ComTel under the Note or Security Agreement, and (ii) renewals, extensions or modification, in whole or in part, of any of the foregoing. Datamax hereby agrees that its obligations under this Guaranty shall be unconditional, irrespective of the validity, regularity or enforceability of the Asset Purchase Agreement with respect to DMX.

         The following shall be events of default causing all of the Obligations as between DMX and ComTel to be immediately due and payable, without notice or demand of any kind:

         (a) in the event any proceeding is instituted by or against DMX under the Federal Bankruptcy Code or any other bankruptcy, insolvency, or moratorium law; and

         (b)     dissolution of Datamax.

         Failure by ComTel to give the undersigned (I) notice of the creation of any of the Obligations, (ii) notice of non-payment or default by DMX under any of the Obligations, (iii) notice of presentment, (iv) demand, (v) notice of dishonor, (vi) protest, (vii) notice of acceptance of this Guaranty or of the creation or extension or renewal of any Obligation, or (vii) any other notice whatsoever shall not affect or impair, or release Datamax from its liability under this Guaranty.

         In the event any claim hereunder is referred to an attorney at law for collection, Datamax shall be liable to ComTel for all costs of collection including reasonable attorneys' fees.

         The liability of DMX hereunder is primary, and if the Obligations, or any of them, are not promptly paid or performed by DMX when due, ComTel may proceed against DMX hereunder without first proceeding against Datamax or any collateral securing any of the Obligations.

         This Guaranty is subject to all the terms, conditions, agreements, and stipulations contained in any agreements, notes,


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instruments, or other documents evidencing the Obligations, and DMX agrees that the terms, conditions, and provisions of such agreements, notes, instruments, or other documents shall, simultaneously with their execution, become a part of this Guaranty.

         This Guaranty is binding upon the successors and assigns of DMX.

         This Guaranty shall be governed by and construed and in force according to the laws of the State of Florida.

         SIGNED, SEALED AND DELIVERED this ____ day of June, 1995.

                                        DATAMAX CORPORATION



                                        By: ________________________________
                                            Its authorized representative


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